UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29903 Agoura Road Agoura Hills, California		91301
(Address of principal executive offices)		(Zip Code)

(818) 871-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events.

On June 20, 2007, Brian J. Farrell, the Chairman, President and Chief Executive Officer of THQ Inc., entered into a trading plan with Goldman, Sachs & Co. (“Goldman, Sachs”).  The trading plan is dated as of May 31, 2007 and is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and complies with THQ’s insider trading policy.

Under the trading plan, Mr. Farrell intends to sell a total of 456,066 shares of THQ common stock that will be issued as a result of the exercise of certain stock options that would otherwise ultimately expire on October 22, 2008.  The purpose of the plan is to provide Mr. Farrell the ability to exercise his expiring options and sell the underlying THQ common stock in an orderly manner.   The trading plan expires on October 22, 2008, unless terminated earlier under certain conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ James M. Kennedy
Date: June 25, 2007		James M. Kennedy,
Executive Vice President, Business and Legal Affairs